CERTIFICATE OF AMENDMENT TO
                         CERTIFICATE OF DESIGNATIONS OF
                 SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK
                         OF NETWORK IMAGING CORPORATION

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware


         We, James J. Leto, President, and Julia A. Bowen, Assistant Secretary, of Network Imaging Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

         That, pursuant to authority conferred upon the Board of Directors of the Corporation by its Certificate of Incorporation, and pursuant to the provisions of Sections 151(a) and (g) of the General Corporation Law of the State of Delaware, the Board of Directors, at a meeting duly called and held on December 6, 1993, adopted a resolution creating a series of 1,750,000 shares of cumulative convertible preferred stock designated as Series A Cumulative Convertible Preferred Stock;

         That, (1) on December 3, 1997, the Board of Directors of the Corporation resolved to amend the Certificate of Designations of the Series A Cumulative Convertible Preferred Stock ("Certificate of Designations"), (2) on December 31, 1997, the holders of Common Stock, voting separately as a class, and the holders of the Series A Cumulative Convertible Preferred Stock, voting separately as a class, (3) by unanimous written consent dated December 31, 1997, the holder of the Series F-1 Convertible Preferred Stock, the Series F-2 Convertible Preferred Stock, the Series F-3 Convertible Preferred Stock and the Series F-4 Convertible Preferred Stock and (4) by unanimous written consent dated December 31, 1997, the holders of the Series K Convertible Preferred Stock, resolved to amend the Certificate of Designations as follows:

1. Designation and Number. The designation of the series of preferred stock fixed by this resolution shall be "Series A Cumulative Convertible Preferred Stock" (hereinafter referred to as the "Series A Preferred Stock" and the number of shares constituting such series shall be 1,750,000. Each share shall have a par value of $.0001 per share.

2. Rank. The Series A Preferred Stock shall rank: (i) prior to all of the Corporation's Common Stock, par value $.0001 per share ("Common Stock"), (ii) prior to all of the Corporation's Series F-1, F-2, F-3 and F-4 Convertible Preferred Stock, par value $.0001 per share (collectively, "Series F Preferred Stock"), (iii) prior to all of the Corporation's Series K Convertible Preferred Stock, par value $.0001 per share ("Series K Preferred Stock"), (iv) prior to any class or series of capital stock of the Corporation hereafter created either specifically ranking by its terms junior to the Series A Preferred Stock or not specifically ranking by its terms senior to or on parity with the Series A Preferred Stock (collectively with the Common Stock, the Series F Preferred Stock and the Series K Preferred Stock, "Junior Securities"); (v) subject to the provisions of subparagraph 4(ii) hereof, on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock ("Parity Securities"); and
          (vi) subject to the provisions of subparagraph 4(ii) hereof, junior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to the Series A Preferred Stock ("Senior Securities"), in each case, as to payment of dividends or as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

3.        Dividends.

          (i) No dividends shall accrue on the Series A Preferred Stock from May 1, 1997 through the date prior to the date ("Meeting Date") this Certificate of Amendment to Certificate of Designations of Series A Cumulative Convertible Preferred Stock of Network Imaging Corporation is approved by the holders of Common Stock, voting separately as a class, the holders of Series A Preferred Stock, voting separately as a class, the holders of Series F Preferred Stock, voting separately as a class, and the holders of Series K Preferred Stock, voting separately as a class.

          (ii) The dividend rate of the Series A Preferred Stock shall be computed at a rate of $.84 per share per annum payable in kind on each outstanding share of Series A Preferred Stock from the Meeting Date. Dividends shall be payable quarterly in arrears out of funds legally available therefor on March 15, June 15, September 15 and December 15 of each year, commencing March 15, 1998 (each a "Series A Dividend Payment Date"). Dividends on shares of Series A Preferred Stock shall be cumulative and shall accrue (whether or not declared), without interest, from the first day of the quarterly period in which such dividend may be payable as herein provided, except with respect to the first quarterly payment, which shall accrue from the Meeting Date. On each Series A Dividend Payment Date, all dividends that shall have accrued on each share of Series A Preferred Stock outstanding on the applicable record date shall accumulate and be deemed to become "due." Any dividend that shall not be paid on the Series A Dividend Payment Date on which it shall become due shall be deemed to be "past due" (a "Cumulated Series A Dividend") until such Cumulated Series A Dividend shall have been paid.

          (iii) The Corporation shall have the right to pay dividends on each Series A Dividend Payment Date in shares of Common
                    Stock, valued at the Quarterly Average Stock Price (as hereinafter defined). The "Quarterly Average Stock Price" shall be the average Closing Price (as hereinafter defined) per share of Common Stock during the 10 consecutive trading days following release by the Corporation of its earnings for the quarterly period ended immediately prior to the applicable Series A Dividend Payment Date. The "Closing Price" means, as of any date, the last sale price per share of Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Board of Directors of the Corporation ("Board") if Bloomberg Financial Markets is not then reporting Closing Prices per share of Common Stock (collectively, "Bloomberg"), or if the foregoing does not apply, the last reported sale price per share of Common Stock in the over-the-counter market on the electronic bulletin board as reported by Bloomberg, or, if no sale price is reported per share of Common Stock by Bloomberg, the average of the bid prices of any market makers for the Common Stock as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Price cannot be calculated on such date on any of the foregoing bases, the Closing Price per share of Common Stock on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Board, with the costs of such appraisal to be borne by the Corporation. If the Corporation determines to pay dividends on any Series A Dividend Payment Date in shares of Common Stock, the Corporation shall cause certificates representing shares of Common Stock to be mailed to the holders of record of Series A Preferred Stock (determined in accordance with subparagraph 3(v)) within 30 Business Days (as hereinafter defined) of the applicable Series A Dividend Payment Date.

          (iv) If dividends are to be paid in cash, the Board shall declare and pay current dividends out of funds legally available therefor (after giving effect to the payment of all requisite dividends on Senior Securities).

          (v) In order to determine the holders of the Series A Preferred Stock entitled to receive dividends, the Corporation shall fix a record date not more than 60 days prior to any Series A Dividend Payment Date. If any such Series A Dividend Payment Date should fall on a day that is not a "Business Day," then the Corporation shall pay the applicable dividend if payable in cash on the next succeeding Business Day. "Business Day" shall mean a day other than a Saturday, Sunday or other day on which any national securities exchange or quotation system on which the Common Stock of the Corporation is traded or quoted is authorized or required by law to close.

          (vi) The Corporation shall not: (A) pay or declare and set apart for payment any dividends or Distributions on the Corporation's Junior Securities, other than dividends payable in the form of additional shares of the same Junior Security as that on which such dividend is declared, or (B) redeem, purchase, or otherwise acquire any shares of Junior Securities or any right, warrant or option to acquire any Junior Securities, unless full Cumulated Series A Dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Series A Preferred Stock.

          (vii) No full dividends shall be paid or declared and set apart for payment on any class or series of Parity Securities for any period unless full Cumulated Series A Dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Series A Preferred Stock for all dividend periods terminating on or prior to the date of payment of such full Cumulated Series A Dividends. No full dividends shall be paid or declared and set apart for payment on the Series A Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Securities for all dividend periods terminating on or prior to the date of payment of such full Cumulated Series A Dividends. When dividends are not paid in full upon the Series A Preferred Stock and the Parity Securities, all dividends paid or declared and set apart for payment upon shares of Series A Preferred Stock and the Parity Securities shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series A Preferred Stock and the Parity Securities shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series A Preferred Stock and the Parity Securities bear to each other (without taking into account the dividends so paid and those so declared and set apart for payment).

          (viii) To the extent the Corporation shall not have funds legally available to pay all Cumulated Series A Dividends when due under paragraphs 3, 5, 6, 7 or 8 hereof or otherwise, the Corporation's obligation to make such payment shall be deferred until the first date on which the Corporation shall have funds legally available for all or a portion of such payment, which shall then be made in whole or in part, as the case may be, until such Cumulated Series A Dividends shall have been paid in full.

4.        Voting Rights.

          (i) Except as may otherwise be provided herein or required by law, the holders of the shares of Series A Preferred Stock ("Series A Holders") shall not be entitled to any vote in respect of such shares.

          (ii) The affirmative vote, in person or by proxy, of the Series A Holders of the majority of the outstanding shares of the Series A Preferred Stock, voting as a single class, on a one-vote-per-share of Series A Preferred Stock basis, shall be necessary for the Corporation to authorize: (x) any class or series of Senior Securities; or (y) any class or series of Parity Securities; provided, however, that no such vote shall be required pursuant to clause (x) or (y) in the event the Corporation shall then have the right to redeem the Series A Preferred Stock and, prior to the date of issuance of such new class or series of Senior Securities or Parity Securities, provision shall have been made for the redemption or exchange of all the outstanding shares of the Series A Preferred Stock and such redemption or exchange occurs on or prior to the date of issuance of such new series or class of Senior Securities or Parity Securities.

          (iii) On all matters on which the Series A Preferred Stock is entitled to vote by law, the Series A Holders shall be entitled to one vote per share of Series A Preferred Stock, voting separately as a single class, and the presence, in person or by proxy, of the Series A Holders of a majority of the outstanding shares of the Series A Preferred Stock shall constitute a quorum.

5.        Conversion Rights.

          (i) Each share of Series A Preferred Stock may be converted, at the option of each Series A Holder, at any time and from time to time, into fully-paid and non-assessable shares of Common Stock; provided, however, that a Series A Holder's right to so convert shares of Series A Preferred Stock shall terminate as to shares thereof that are redeemed or exchanged by the Corporation on the Exchange Date or the time a Change in Control occurs (as hereinafter defined) therefor as provided in and subject to the terms and conditions of subparagraph 7(ii) or 8(ii) hereof, respectively. The number of shares of Common Stock to which the Series A Holder of each share of Series A Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the number of shares of Series A Preferred Stock to be converted by the Conversion Rate (as hereinafter defined); in addition, the Series A Holder shall be entitled upon conversion to receive cash or shares of Common Stock (valued at the Quarterly Average Stock Price determined as of the immediately preceding Series A Dividend Payment Date), at the option of the Corporation, in an amount equal to all Cumulated Series A Dividends on each share of Series A Preferred Stock so converted, provided, if dividends are paid in cash, there are funds legally available therefor. The "Conversion Rate," that is, the number of shares of Common Stock for which each share of Series A Preferred Stock may be converted, shall be determined by reference to the Average Stock Price (as hereinafter defined). The "Average Stock Price" shall be the average Closing Price per share of Common Stock during the 20 consecutive trading days following the Meeting Date. With the quotient of $10 and the Average Stock Price provided that such quotient is not greater than 7.68 and not less than 5.00, if the Average Stock Price is less than or equal to $1.30, the Conversion Rate shall be 7.68; if the Average Stock Price is greater than $1.30 but less than or equal to $1.50, the Conversion Rate shall be 6.67; if the Average Stock Price is greater than $1.50 but less than or equal to $1.75, the Conversion Rate shall be 5.71; and if the Average Stock Price is greater than $1.75, the Conversion Rate shall be 5.00. The Corporation shall not issue fractional shares of Common Stock upon conversion of Series A Preferred Stock or as Cumulated Series A Dividends, but, in lieu thereof, shall pay to a Series A Holder cash in an amount equal to such fraction multiplied by the Closing Price per share of the Common Stock on the trading day prior to the date on which the shares are converted.

          (ii) The Series A Preferred Stock shall be converted into Common Stock in the following manner:

                   (A)     Shares of Series A  Preferred  Stock  received by the
                    Corporation in exchange for Common Stock shall be retired and canceled and shall no longer be available for issuance as Series A Preferred Stock.

                   (B)     A  Series A Holder  shall  give written notice to the
                    Corporation of its desire to convert all or a portion of the shares of Series A Preferred Stock owned by such Series A Holder. Such notice shall be accompanied by certificates, duly endorsed for transfer, evidencing the number of shares of Series A Preferred Stock such Series A Holder desires to convert, together with cash, if any, required by subparagraph 5(ii)(C) hereof. The Corporation will, as soon as practicable thereafter, deliver to such Series A Holder or to such Series A Holder's nominee or nominees, a certificate or certificates for the appropriate number of shares of Common Stock, together with cash, as provided in subparagraph 5(i), with respect to any fractional shares otherwise issuable upon conversion, and cash or shares of Common Stock (valued at the Quarterly Average Stock Price determined as of the immediately preceding Series A Dividend Payment Date), at the option of the Corporation, in an amount equal to all Cumulated Series A Dividends on each share of Series A Preferred Stock so converted, provided, if dividends are paid in cash, there are funds legally available therefor, and, in the event of a partial conversion, a certificate representing the balance, if any, of the shares of Series A Preferred Stock represented by the surrendered certificate or certificates but not converted to Common Stock.

                   (C)     In the event that shares of Series A Preferred  Stock
                    are surrendered for conversion on any date during the period from the close of business on a record date fixed for determining the Series A Holders entitled to receive dividends to the opening of business on the corresponding Series A Dividend Payment Date, the Series A Holder must also deliver to the Corporation an amount in cash equal to the dividend payable with respect to such shares of Series A Preferred Stock on such Series A Dividend Payment Date and shall continue to be entitled to receive such dividend on such Series A Dividend Payment Date. In the event that the date on which the shares are converted is the Series A Dividend Payment Date, such Series A Holder will be entitled to receive the dividend payable with respect to such Series A Preferred Stock and shall not be required to include any payment in the amount of the dividend payable with respect to such converted shares of Series A Preferred Stock.

                   (D)     If,  prior  to the date on which all shares of Series
                    A Preferred Stock are converted, the Corporation shall (1) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (2) subdivide its outstanding shares of Common Stock, (3) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (4) issue by reclassification of its Common Stock other securities of the Corporation, the Conversion Rate in effect on the opening of business on the record date for determining stockholders entitled to participate in such transaction shall thereupon be adjusted, or, if necessary, the right to convert shall be amended, such that the number of shares of Common Stock receivable upon conversion of the shares of Series A Preferred Stock immediately prior thereto shall be adjusted so that the Series A Holder shall be entitled to receive, upon the conversion of such shares of Series A Preferred Stock, the kind and number of shares of Common Stock or other securities of the Corporation that it would have owned or would have been entitled to receive after the happening of any of the events described above had the Series A Preferred Stock been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subparagraph 5(ii)(D) shall become effective immediately after the effective date of such event and such adjustment shall be retroactive to the record date, if any, for such event. No adjustment with respect to any ordinary cash dividends (made out of current earnings) on shares of Common Stock shall be made.

                   (E)     Whenever the Conversion  Rate is adjusted pursuant to
                    any of the foregoing provisions of this paragraph 5, the Corporation shall forthwith prepare a written statement signed by the president or any vice president and the treasurer or any assistant treasurer or the secretary or any assistant secretary of the Corporation, setting forth the adjusted Conversion Rate determined as provided in this paragraph 5, and in reasonable detail the facts requiring such adjustment. Such statement shall be filed among the permanent records of the Corporation and a copy thereof shall be furnished to any Series A Holder requesting the same, and shall at all reasonable times during business hours be open to inspection by the Series A Holders. Within 10 days of the event requiring an adjustment, the Corporation shall also cause a notice, stating that such an adjustment has been made and setting forth the adjusted Conversion Rate, to be mailed, first-class, postage prepaid, to all then Series A Holders of record at their addresses as the same appear on the stock records of the Corporation.

                   (F)     If a Series A Holder has delivered notice to the Cor-
                    poration of its desire to convert all or a portion of its shares of Series A Preferred Stock, and certificates, duly endorsed for conversion in respect of such shares and cash, if any, required by subparagraph 5(ii)(C) hereof, then all shares of Series A Preferred Stock so tendered to the Corporation shall be deemed to be no longer outstanding and, notwithstanding the failure of the Corporation to issue the Common Stock, such Series A Holder shall be deemed, for all purposes (except as set forth in the next sentence of this subparagraph 5(ii)(F)), to be a holder of the number of shares of Common Stock into which the shares of Series A Preferred Stock such Series A Holder is entitled to receive pursuant to the terms of this paragraph 5 in each case as of the close of business on the date on which such conversion notice is delivered. In the event such Series A Holder has delivered notice to the Corporation of his desire to convert all or a portion of his shares of Series A Preferred Stock, such Series A Holder shall retain the right to receive all Cumulated Series A Dividends payable on the shares so converted through the date such Series A Holder's conversion notice is delivered, as provided in this paragraph 5, notwithstanding such conversion.

          (iii) The Corporation shall not, by amendment of its Certificate of Incorporation as amended as of the date hereof, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this paragraph 5. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon the conversion of all the then outstanding shares of Series A Preferred Stock and shall take all such action and obtain all such permits or orders as may be necessary to enable the Corporation to validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Series A Preferred Stock. The Corporation shall obtain, prior to or concurrently with the first issuance of the Series A Preferred Stock, the authorization for the listing of shares of Common Stock issuable upon conversion of the Series A Preferred Stock on the Nasdaq National Market and shall use its best efforts to maintain, for as long as any shares of Series A Preferred Stock shall be outstanding, such authorization or authorization for the listing of such shares on a national securities exchange on which the Common Stock may hereafter be listed. The Corporation shall pay any and all transfer, stamp and other like taxes that may be payable in respect of the issuance or delivery to a Series A Holder of shares of Common Stock on conversion of the Series A Preferred Stock by such holder.

                   (A)     Liquidation  Price.  In the event  of  any  voluntary
                    or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the amount that shall be paid to a Series A Holder of each share of Series A Preferred Stock shall be $12.00 and an additional sum equal to all Cumulated Series A Dividends on a share of Series A Preferred Stock (hereinafter called the "Liquidation Price"), and no more. Upon any liquidation, dissolution or winding up of the Corporation, the Series A Holders will be entitled to be paid, after payment or provision for payment of the debts and other liabilities of the Corporation and after payment or provision for payment is made upon any Senior Securities, but before any Distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Price of all shares outstanding, and the Series A Holders will not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the Series A Holders and the holders of Parity Securities (the "Parity Holders") are insufficient to permit payment in full to such Series A Holders and the Parity Holders of the aggregate amount that they are entitled to be paid, then the available assets to be distributed will be distributed ratably among such Series A Holders and Parity Holders based upon the aggregate Liquidation Price of the Series A Preferred Stock and the aggregate liquidation preference of any Parity Securities held by each such Series A Holder and Parity Holder, respectively. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than 30 days prior to the payment date stated therein, to each Series A Holder of record. Neither the consolidation or merger of the Corporation into or with any other corporation or any other person, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of paragraphs 2 and 6.

6.        7.  Exchange.

          (i) Time of Exchange. The Corporation may, at its option, re-deem shares of the Series A Preferred Stock, in whole or in part, by action of the Board, at any time after December 31, 1998, by exchanging shares of Common Stock for shares of Series A Preferred Stock at the Conversion Rate, provided
                    (A) during the period beginning January 1, 1999 and ending on December 31, 1999, the Closing Price per share of the Common Stock is at least $4.00 per share for 20 consecutive trading days, (B) during the period beginning January 1, 2000 and ending on December 31, 2000, the Closing Price per share of the Common Stock is at least $3.00 per share for 20 consecutive trading days and (c) during the period beginning January 1, 2001, at any time at the Corporation's option. In addition, each Series A Holder shall also be entitled, upon exchange, to receive cash or shares of Common Stock (valued at the Quarterly Average Stock Price determined as of the immediately preceding Series A Dividend Payment Date), at the option of the Corporation, in an amount equal to all Cumulated Series A Dividends on each share of Series A
                    Preferred Stock so exchanged, provided, if dividends are paid in cash, there are funds legally available therefor. The Corporation shall not issue fractional shares of Common Stock in exchange for Series A Preferred Stock or as Cumulated Series A Dividends, but, in lieu thereof, shall pay to a Series A Holder cash in an amount equal to such fraction multiplied by the Closing Price per share of Common Stock on the last trading day prior to the date on which the shares of Series A Preferred Stock are exchanged. The number of shares of Common Stock received in exchange for shares of Series A Preferred Stock plus the number of shares of Common Stock paid as Cumulated Series A Dividends are hereinafter referred to as "Exchange Shares," and the Exchange Shares plus the Cumulated Series A Dividends payable in cash, if any, are hereinafter referred to as the "Exchange Price."

          (ii) Procedures for Exchange. The Series A Preferred Stock shall be exchanged pursuant to subparagraph 7(i) in the following manner:

                   (A)     Shares of the Series A  Preferred  Stock  redeemed by
                    the Corporation shall be retired and canceled and shall no longer be available for issuance as Series A Preferred Stock.

                   (B)     In the  event of an  exchange  of  shares  of  Series
                    A Preferred Stock pursuant to subparagraph 7(i), notice of exchange of shares of Common Stock for shares of Series A Preferred Stock shall be given by the Corporation, not less than 30 nor more than 60 days prior to the Business Day designated in such notice (the "Exchange Date"), by first class mail to Series A Holders at their respective addresses then appearing on the records of the Corporation, and shall also be published, on or about the date of such mailing, in the National Edition of the Wall Street Journal. Such notice of exchange shall specify the Exchange Date, the Conversion Rate, whether Cumulated Series A Dividends will be paid in cash or in shares of Common Stock, the total number of shares of Series A Preferred Stock to be exchanged and, if fewer than all the shares held by such Series A Holder, the number of shares of such Series A Holder to be exchanged, and the place or places of exchange. The conversion rights of the Series A Holders shall continue until the Exchange Date (provided no default by the Corporation in the payment of the Exchange Price shall have occurred and be continuing, and in the event of any such default the Series A Holders' conversion rights shall continue until such shares are actually redeemed, exchanged or converted), and such notice shall state the then effective Conversion Rate and that the right of Series A Holders to exercise their conversion rights shall terminate at the close of business on the Exchange Date (provided no default by the Corporation in the payment of the Exchange Price shall have occurred and be continuing). On or before the Exchange Date, each Series A Holder shall surrender to the Corporation or its designated agent, at such place as it may designate in the exchange notice, certificates, duly endorsed for transfer, evidencing the number of shares of Series A Preferred Stock held by such Series A Holder and being exchanged. Upon such surrender, the Series A Holder shall be entitled to receive the Exchange Price per share.

                   (C)     If on the Exchange Date,  (1) notice of  exchange has
                    been mailed or delivered as provided herein and (2) the Corporation has deposited with an independent paying agent funds necessary to pay the Exchange Price payable in cash and certificates representing shares of Common Stock representing the Exchange Shares, then, unless the Corporation defaults on the exchange, all shares of Series A Preferred Stock subject to exchange shall, whether or not certificates for such shares have been surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares shall cease, except the right of the Series A Holder to receive the Exchange Price per share, without interest. The Corporation shall issue to the Series A Holder certificates representing the shares of Common Stock that constitute the Exchange Shares only after such holder's Series A Preferred Stock certificates have been surrendered to the Corporation for cancellation.

7.        8.   Change in Control

          (i) In the event of a "Change in Control" of the Corporation (as hereinafter defined), each Series A Holder shall have the right to put the security to the Corporation at $25.00 per share ("Change in Control Price") and no more. The Corporation shall have the right to pay the Change in Control Price in cash and/or shares of Common Stock (in which case such shares of Common Stock shall be valued at average stock price for the ten days preceding the Change in Control event, provided, if the Change in Control Price is to be paid in cash, there are funds legally available therefor. The Corporation shall not issue fractional shares of Common Stock in exchange for Series A Preferred Stock, but, in lieu thereof, shall pay to a Series A Holder cash in an amount equal to such fraction multiplied by the Closing Price per share of Common Stock on the last trading day prior to the date on which the shares of Series A Preferred Stock are exchanged.

          (ii) Procedures for Exchange. The Series A Preferred Stock shall be exchanged pursuant to subparagraph 8(i) in the following manner:

                   (A)     Shares of the Series A  Preferred  Stock  redeemed by
                    the Corporation in exchange for the Change in Control Price shall be retired and canceled and shall no longer be available for issuance as Series A Preferred Stock.

                   (B)     In the  event  of a  Change  in  Control  may  occur,
                    notice shall be given by the Corporation, not less than 30 nor more than 60 days prior to the Business Day designated in such notice (the "Change in Control Exchange Date"), by first class mail to Series A Holders at their respective addresses then appearing on the records of the Corporation, and shall also be published, on or about the date of such mailing, in the National Edition of the Wall Street Journal. Such notice of exchange shall specify the Change in Control Exchange Date, whether the Change in Control Price is to be paid in cash, in shares of Common Stock or in a combination thereof, and the place or places of exchange. The conversion rights of the Series A Holders shall continue until the Change in Control occurs (provided no default by the Corporation in the payment of the Change in Control Price shall have occurred and be continuing, and in the event of any such default the Series A Holders' conversion rights shall continue until such shares are actually redeemed, exchanged or converted), and such notice shall state the then effective Conversion Rate and that the right of Series A Holders to exercise their conversion rights shall terminate at the time the Change in Control occurs (provided no default by the Corporation in the payment of the Change in Control Price shall have occurred and be continuing). On or before the Change in Control Exchange Date, each Series A Holder shall surrender to the Corporation or its designated agent, at such place as it may designate in the exchange notice, certificates, duly endorsed for transfer, evidencing the number of shares of Series A Preferred Stock held by such Series A Holder. Upon such surrender, the Series A Holder shall be entitled to receive the Change in Control Price per share.

                   (C)     If, at the time the  Change in  Control  occurs,  (1)
                    notice of exchange has been mailed or delivered as provided herein and (2) the Corporation has deposited with an independent paying agent funds necessary to pay the aggregate Change in Control Price payable in cash and certificates representing shares of Common Stock if part of the Change in Control Price is to be paid in shares of Common Stock, then, unless the Corporation defaults on the exchange, all shares of Series A Preferred Stock subject to exchange shall, whether or not certificates for such shares have been surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares shall cease, except the right of the Series A Holder to receive the Change in Control Price per share, without interest. The Corporation or its independent paying agent shall pay the Change in Control Price only after such holder's Series A Preferred Stock certificates have been surrendered to the Corporation for cancellation.

          (iii) "Change in Control" shall means the occurrence, after the Meeting Date, of any of the following events, directly or indirectly or in one or more series of transactions:

                   (A) The consolidation or merger of the Corporation with any Third Party (as hereinafter defined), unless the Corporation is the entity surviving such merger or consolidation;

                   (B) The transfer of all or substantially all of the assets of the Corporation to a Third Party;

                   (C)     A Third Party, directly or indirectly, through one or
                           more   subsidiaries  or  transactions  or  acting  in
                           concert with one or more persons or entities:

                           (x) acquires beneficial ownership of more than 50% of the outstanding shares of Common Stock;

                           (y) acquires irrevocable proxies representing more than 50% of the outstanding shares of Common Stock; or

                           (z) acquires any combination of beneficial ownership of outstanding shares of Common Stock and irrevocable proxies representing more than 50% of the outstanding shares of Common Stock.

                  Notwithstanding any provision contained herein, a Change in Control shall not include any of the above described events if they are the result of a Third Party's inadvertently acquiring beneficial ownership or irrevocable proxies or a combination of both for 50% or more of the outstanding shares of Common Stock, and the Third Party as promptly as practicable thereafter divests itself of beneficial ownership or irrevocable proxies for a sufficient number of shares so that the Third Party no longer has beneficial ownership or irrevocable proxies or a combination of both for 50% or more of the outstanding shares of Common Stock.

          (iv) Third Party" means a single person or a group of persons or entities acting in concert not wholly owned directly or indirectly by the Corporation.

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate of Amendment and do hereby affirm the foregoing as true under the penalties of perjury this 31st day of December, 1997.

                                          NETWORK IMAGING CORPORATION



                                          By:      ________________________
                                          Name:  James J. Leto
                                          Title:  President
ATTEST:

--------------------------
Name:  Julia A. Bowen
Title:   Assistant Secretary